EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and the related Prospectus of Protocall Technologies Incorporated (the "Company") and to the inclusion of our report dated June 3, 2004, and with respect to Notes O and P, June 30, 2004 and July 22, 2004, respectively, on our audits of the financial statements of the Company as of and for the years ended December 31, 2003 and 2002.


/s/ Eisner LLP
--------------------------
Eisner LLP

New York, New York
January 11, 2005